UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2013

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2013, Timothy H. Powers, Chairman of the Board of Directors of Hubbell Incorporated (the “Company”) announced his retirement as an executive officer of the Company. In addition, in connection with his reelection to the Company’s Board of Directors, the Board appointed Mr. Powers to serve as Chairman of the Board for a term of one year.

In connection with his retirement and election to the Board, the Board of Directors made the following adjustments to Mr. Powers’ compensation:

(i)	Base Salary and Short-Term Incentive Award. Mr. Powers will no longer receive his base salary or be eligible to participate in the Company’s short-term incentive award program commencing May 31, 2013. However, Mr. Powers will be eligible to receive a pro-rated portion of his 2013 short-term incentive award for the period of January 1, 2013 to May 31, 2013 during which he was employed by the Company, subject to the Company’s achievements with respect to certain performance measures designated by the Compensation Committee for 2013.

(ii)	Change in Control Severance Agreement — The Company has provided Mr. Powers with notice of nonrenewal of his Change in Control Severance Agreement pursuant to its terms.

(iii)	Director Compensation. Mr. Powers will receive compensation consistent with the other non-management directors of the Company which includes: (a) an annual base retainer of $75,000, plus a retainer of $100,000 for his service as Chairman of the Board, and a Committee retainer of $7,000 for his membership on the Finance Committee paid quarterly; (b) a restricted share grant of Class B common stock valued at $110,000 after each annual meeting of shareholders, which will vest at the next year’s annual meeting of shareholders provided that he is still serving as a director at the time of the meeting; and (c) eligibility to defer receipt of his cash retainers or restricted share grant pursuant to the terms of the Company’s Deferred Compensation Plan for Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 7, 2013, the Company’s Board of Directors approved certain amendments to the Amended and Restated By-Laws of the Company (the “By-Laws”), effective as of such date. The amendments to the By-Laws:

•	Add to Article I a new Section 9 “Inspectors of Election” which sets forth, among other things, the roles and responsibilities of such inspectors in connection with any meeting of shareholders.

•	Amend Article IV Section 3 “Other Officers” to permit the Board of Directors, by resolution, to authorize the Chief Executive Officer or President to appoint other officers to perform such duties as may be assigned.

•	Delete Article IV, Section 8 entitled “Chairman of the Board” and add to Article II a new Section 10 entitled “Chairman of the Board” to provide for the revised powers and responsibilities of the Chairman of the Board. With these changes, the Chairman of the Board is no longer an officer of the Company under the By-Laws, but the Board retains the ability to appoint the Chairman of the Board as an officer of the Company in its discretion.

•	Add to Article IV a new Section 8 “Chief Executive Officer” which sets forth the powers and responsibilities of the Chief Executive Officer.

•	Amend Article IV, Section 9 “President” to provide for the revised powers and responsibilities of the President in light of the new Section 8 of such Article providing for a Chief Executive Officer.

•	Delete Article IV, Section 12 “Assistant Secretary” and Section 14 “Assistant Treasurer.”

•	Make certain other conforming, technical and administrative changes.

The foregoing description of the changes made in the By-Laws set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the By-Laws, a copy of which was filed with the Securities and Exchange Commission as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 6, 2012, and is incorporated herein by reference, and the By-Laws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Hubbell Incorporated (the “Company”) was held on May 7, 2013. The following are the voting results on the two proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2013.

PROPOSAL 1 — Votes regarding the persons elected to serve as Directors of the Company for the ensuing year, until the next annual meeting of shareholders of the Company and until their respective successors have been duly elected and qualified were as follows:

	AFFIRMATIVE	WITHHELD	BROKER
	VOTES	VOTES	NON-VOTES

Carlos M. Cardoso	161,874,835	1,036,724	19,018,889
Lynn J. Good	161,048,848	1,862,711	19,018,889
Anthony J. Guzzi	161,130,977	1,780,582	19,018,889
Neal J. Keating	161,134,638	1,776,921	19,018,889
John F. Malloy	161,149,030	1,762,529	19,018,889
Andrew McNally IV	154,599,266	8,312,293	19,018,889
David. G. Nord	162,558,702	352,857	19,018,889
Timothy H. Powers	160,935,904	1,975,655	19,018,889
G. Jackson Ratcliffe	161,067,223	1,844,336	19,018,889
Carlos A. Rodriguez	161,099,782	1,811,777	19,018,889
John G. Russell	160,649,085	2,262,474	19,018,889
Richard J. Swift	157,131,483	5,780,076	19,018,889

PROPOSAL 2 — Votes regarding the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2013 were as follows:

AFFIRMATIVE VOTES	NEGATIVE VOTES	ABSTAINED VOTES

181,244,217	619,115	67,116

Pursuant to the foregoing votes, the twelve nominees listed above were elected to serve on the Company’s Board of Directors, and Proposal 2 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

May 9, 2013	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Hubbell Incorporated, as amended on May 7, 2013